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                                                                      Exhibit 16
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                                 July 11, 1997


U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Tice Technology, Inc. - Form S-1
          Registration No. 333-11591

Gentleman:

     As required by 17 CFR (S)229.304, Item 304(a)(3), this letter may be filed as an exhibit to Amendment No. 4 of the above referenced filing as evidence that we have reviewed the disclosure made in response to Item 304 in the Experts Section of the Prospectus and that we agree with the statements made with respect to this firm.


                                   Boring & Goins, P.C.

                                   By:  /s/Roger L. Goins
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                                   Title:     CPA
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